Exhibit 99.1

Q.E.P. Co., Inc.

Transcript of Earnings Call

October 12, 2005

Operator:	Good morning ladies and gentlemen and welcome to the Q.E.P. Second Quarter Conference Call. At this time all participants have been placed on a listen-only mode and the floor will be opened for your questions following today’s presentation. It is now my pleasure to introduce to the host, Mr. Stan Berger. Sir, you may begin.

Mr. Berger:	Thank you Operator. On behalf of the management of Q.E.P., we are extremely pleased that you have taken the time to participate in our call. And thank you for joining us to discuss the company’s fiscal 2006 Second Quarter Financial Results and Business Outlook. Before I introduce Q.E.P.’s management, I would like to remind everyone that certain statements made during the course of this conference call, especially those that state management’s intentions, hopes, beliefs, expectations or predictions for the future are forward-looking statements. It is important to remember that the company’s actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the company’s annual report on Form 10-K, copies of which may be obtained by contacting either the company or the SEC. By now, you should have received a copy of the news release which was issued this morning before the market opened. If you have not received a copy, please call Paula Siegel at (561) 994-5550 and she will send you a copy.

Hosting the call this morning are Lewis Gould, Q.E.P.’s Chairman and Chief Executive Officer and Marc Applebaum, the company’s Chief Financial Officer and Treasurer. They will begin with some brief initial comments and then open the call up for questions. At this time I will turn the call over to Mr. Gould. Thank you.

Mr. Gould:	Thank you very much Stan and welcome to our conference call. We certainly appreciate it and to those of you who are celebrating the New Year, we wish you a good sweet fast tomorrow. As everybody had seen in the last quarter, it’s been a challenging quarter. Raw materials have been impacting almost everything that we do, whether its transportation, cost of goods, especially raw materials that are specifically related to our adhesive business and generally the cost of business has gone up overall. You’ve noticed that our sales have gone up smartly in the six months. Last year we did $170 million, strong possibility this year we are going to do well over $210 million and the trend seems to be continuing through this month. July as far as gross margin, was the worst month that the company ever had, I think, in its history and it affected the quarter and in August the gross margin started to climb again and I’m cautiously optimistic that the gross margin will continue to stabilize because we’ve taken an awful lot of price increases and we’ve passed along several price increases to our major customers. This is a continuing process asking for price increases and I don’t see where this will stop immediately. We’ve gotten some major price increases very recently in August. The middle of October, about next week, we expect to get two more price increases from one of our major customers. We also completed several line reviews with our two major customers in the United States. The Home Center customers, I’m pleased to say that we not only survived but we did well at the line review, so we’ll enjoy a lot of their business next year and I think the public announcement was 185 new stores for Home Depot and 165 new stores for Loews and Loews for the first time will be opening in Canada, which is encouraging. Business on the international side was mixed. Australia, we’re very pleased at the progress and continued growth. In England, generally, anybody who has read recent press releases, the English economy had slowed down, especially in retail significantly and one of our benchmarks for people we look at the King Fisher operation called B&Q for the first time started closing stores and laying people off, and an ominous sign for the English retail market, but we’re cash positive. I wish we were booming as we are in France, but generally the overseas folks including Canada have helped us tremendously as read through the press release. There is one significant development going to happen where de-verticalizing the company for those of you who have read the latest management techniques, we’re going to start selling one of our major Home Center customers direct in China. We’ve already taken over $1 million worth of orders this quarter to be shipped direct from China to their facilities in China. We’ve done the same with Craftsmen. We private label for them and we’ve done year-to-date so far almost $1 million of direct shipments from them. We’re headed towards China and the open office facility, made a partnership with several of our vendors and in the next 60 days, we hope to have a location in Shanghai and Pudong near Home Depot and Loews buying offices and we will show a full line of products that we have and we encourage our customers to buy direct from our overseas factory in China, especially if they’re bulky, heavy shipping products. The reason is, we bring in a 1,000 containers a year and we pay X amount of dollars for the larger customers bringing in close to a million containers a year. Their freight is much less so there is a savings between what we pay and what they pay and it’s certainly welcome to those who work with our partners. Our business has shifted where we’ll have a higher concentration of products being sold in the adhesive business. We picked up another region in the mid-west where we’re rolling out our glue into 325 stores, that’s a long-term, very good thing for the company. Short-term, we have to take goods back and set the stores from where we’re getting to be a much larger force in the glue business. I’m very pleased because this affects our capital acquisition and our capital acquisition is helping us with capacity, and the location in Dalton, Georgia happens to be one of the best freight lanes that there is. That’s good. We’re in the process now making all labels available in all plants and we’re consolidating our buying. So we’re doing a little bit better on the buying side than we ever did. We’ve taken tremendous cost increases throughout the quarter and we still managed to make money, which I am very pleased we’re going to do better. We’ve taken a price increase in China when the valuations occurred. Obviously, you know anything oil based specifically for the glue business. We’ve been impacted when dealing with folks that convert oil to polymer such as BASF and others and it’s very, very difficult to fight the price increases, but its more important to get delivery and so far contractually we’ve been okay even though a lot of the manufacturing in the Gulf has been affected, we’re still getting delivery without problems at this point. But our glue business continues to grow. We were very pleased with capital. We have a few other things that will impact our earnings in the future positively. We’re closing up our Boca offices which I mentioned briefly. We now signed a lease to move the offices in Boca to a more efficient headquarters but we’re eliminating our warehouse here. That’s significant freight savings that we’ll enjoy shipping from Dalton are much better than shipping from Florida North. We’ve looked at people. We’ve made some redundancies. The board has been very active in helping us identify areas that we’re either fast or we could operate at in a much higher level of efficiency, but the end of the day we keep growing and the growth creates its own problems and its very difficult to take growth away and tell a customer you don’t want business anymore. We’re managing it very carefully. We are ramping up with new senior management. We have hired and we have an acceptance letter from a new COO who will be assisting us running the company with a very long background from Stanley Tools to Applica and I’m not permitted to say his name until he starts with us in two weeks. But we’ve taken those steps and we’re looking at every facet of the operation to see if we can control our cost better. But this is going to be a continuing process. It’s not gonna be a one-quarter process. The growth is tremendous. Just remember, we went from $140 million to $170 million and $210 million north. So we want people that will help us grow the company long-term and with friends like you, on the conference call, will continue to enjoy good relationships and good growth. Now we’ll turn this over to questions. And we look forward to trying to answer to the best of our ability. Fire away.

Operator:	Thank you. The floor is now open for questions. If you do have a question, please press star one on your telephone key pad at this time. Once again, for any questions, please press star one on your telephone key pad at this time. Our first question is coming from Mitch Pendis with RBC Deloucher. Please go ahead.

Mr. Pendis:	Good morning gentlemen. I’m new to the call, new to the company.

Mr. Gould:	Great company you work for.

Mr. Pendis:	Thank you very much. I think so. My question relates to everything that’s happened with Katrina and with your proximity to it, I’m just wondering if you’ve rolled out any initiative to help you develop your sales in that area?

Mr. Gould:	Quite a bit. Well first of all, Katrina unfortunately, a lot of the refineries were damaged and on the cost side, we felt the affect almost immediately. We had 81 customers on the sale side. Of the 81, we know that 4 will never open again. There were actually about 20 Home Depot and Loews that were under water that are operating again. But our distributive base seems to be coming back strongly. And what will happen now is that when it’s rebuilt, that whole area, and we’re estimating and this is an estimate because its very difficult to get accurate figures, but there’s about 1.6 million commercial, residential and temporary dwellings in that tri-state area that were affected. The first thing that will happen is they’ll be pumped out. The second thing that happens is the roof goes on. The third thing that happens is the walls are painted and I feel very bad for these people incidentally so I’m not trying to make this just a monetary discussion. The fourth thing that will happen is that the floors will be put in. When you put floors in, that’s Q.E.P. You put a carpet down, we have a significant percentage of the carpet glue market, there’ll be Roberts underneath it. We also have if you are fixing it up yourself, you go to a Home Depot or a Loews or any of the other mass merchants there or any of our real good friends, you’ll buy our products that are tack stripped, you’ll use our tools to put it in, you’ll use some of our levelers and patches to put it down. We’re going to be in there significantly, but its not going to be immediate. We’re helping our distributor customers wherever we can, to get on their feet again and the employees inside Q.E.P. have raised a good amount of money and we’re taking some tools and we’re also going to donate these to the Habitat for Humanity as everybody gets started. But, I hope that I gave you a good answer.

Mr. Pendis:	You did. Those are very beautiful initiatives actually. I guess my next question would relate to the margin squeeze that you’ve been experiencing lately. You touched on it shortly ago. I’m just wondering if you can elaborate a little more on how you plan to narrow that gap between the recent increases you’ve seen and the retail prices out there without shocking the system too much.

Mr. Gould:	Understood. Our gross margin actually is up from July. We don’t know. We’re closing September now so, I don’t have an exact number to give you, but I can tell you from August to July there was a positive swing of a couple of points of margins going northward. The reason for the margin increase which is better than the overall margin decrease is we’re buying better. We’re consolidating. We’ve gotten several price increases from our major customers. The full force what we sell this quarter as they come through is starting to flow through now. We have gotten price increases on a lot of basic items that are controlled. But overall, I think they flattened out. We’ve taken the biggest hits in July if you will and it’s just quite unbelievable, you know, where you buy something, even clay, which was not affected but clay goes into our glues typically. The price of clay went up three cents a pound. We use hundreds of thousands of pounds in clay. However, the transportation to get the clay from the pit to us in a form that we can use it, we’ve absorbed that increase, but we’re in the right place now, manufacturing wise, we were before. So, there’ll be continuing series of price increases especially on our distributive side. October 17th, we’ve gone up another 8%. We’ve received price increases from our larger customer that vary from 6% to 30% in various stages as they go through and what we’ve done is selectively, we’ve gone through our customer list. Those customers that won’t give us the price increase, very frankly, we have encouraged them to buy products from other manufacturers because we’d rather not have their business and we’re really looking very, very carefully and we’ve changed our commission structure more to reflect the fact that we don’t make money, we’re going to pay commission on it. We’ve looked under all of the rocks. We’ve looked to alternate sources. We used to be very friendly and for years had good relationships with our vendors but now we want the best long-term value proposition for the company. We’ve always wanted it, but we’re looking now overseas where we never looked at before for chemicals, pales and other items. So for us, this is going to be a continuing process but the one thing you’re watching this baby grow in front of you is, the miracle of the sales. The top line continues to grow strongly and this is without any new acquisitions except for capital which is the next question coming. They did traditionally about $800,000 a month in adhesives. We’ve maintained that. But now there is no real Capital anymore. They’re now Roberts products, if you will, some of them with the Capital brand so we continue to grow. Sorry for the long-winded discussion.

Mr. Pendis:	That was a great answer. Thank you very much.

Operator:	Thank you. Our next question is coming from Evan Greenberg with Middlebrook Capital.

Mr. Greenberg:	Lewis, how are you?

Mr. Gould:	Evan, good morning. How are you? Nice seeing you again.

Mr. Greenberg:	Couple of things. Number one. Did you have any impact from natural gas prices at all? It’s mainly oil and clay and all these others? Does natural gas have any impact on you?

Mr. Gould:	It has a slight impact if you, technically, you can make polymers out of natural gas to liquid natural gas and we buy a lot of polymers or resins, if you will, but most of the resin producers, I believe are producing it out of petroleum base as opposed to..., but you know, we’re never gonna know. We have paid more for resins and polymers. I think primarily all feed stock.

Mr. Greenberg:	Okay. And I wanted to get an idea of the impact of the acquisitions and consolidations going on on the balance sheet in terms of SG&A because you know SG&A was a lot how you get the margin squeeze and then you add increase SG&A cost to, for the relocations and consolidations, you know, are you going to see significant cost savings from all that, but I guess we have to put in the cost before you see the cost savings.

Mr. Gould:	Understood. There were a lot of one-time charges. Onezies that have gone through. I’m going to put Marc on for a second who’ll give you more detail. But the cost savings will be obvious. I’m going to give you one significant number. In the Boca Raton facility we pay $56,000 a month plus, plus, plus to be here. Where we’re going in Boca, the office facility, if you will, will cost us roughly $200,000 per year. That $400,000 difference. There is some costs in closing and moving, moving the racks out of here, so there were a lot of one-time stuff in there. We also had some health insurance costs that have gone up. We changed carriers, we’re self-insured. We had to one-time payoff to a couple of folks. We exceeded our budget in Dalton, Georgia. They weren’t as highly computerized as we are. We’re on this new I-5. It’s the replacement for the AS400. It’s located there which is hurricane proof as opposed to being here. We had some relocation costs. We flew a lot of people in from Missouri and from Canada to get it rolling at a higher efficiency rate than they were used to because we run seven days a week, in many cases, we run 24-hours a day. They weren’t used to that pace. Also we’re manufacturing under an agreement for another customer and the way it works, Marc will explain, is that we are absorbing some of the cost in charging them in the actual finished product. But a lot onezies, so I’ll put Marc on for a second.

Mr. Applebaum:	When the queue comes down, as you know, we detail it, in detail by line item. But there’s about $400,000 in costs associated with acquisitions this quarter verses last year in the SP&A.

Mr. Pendis:	Just for this quarter?

Mr. Applebaum:	That’s shipping, general administration and selling.

Mr. Pendis:	Okay. Anyway there’s no way to really moderate the impact to shipping costs, I guess. Nothing you can do.

Mr. Gould:	There actually is. The shipping, one of the reasons for moving to Dalton was, we don’t pay freight now for our resins. We used to pay freight from this large company that I mentioned before the freight and we’re not paying it anymore because we’re 16 miles from the manufacturing facility and we’ve made a better overall deal. Also our shipping costs, I don’t know right now if they’re going down, but then they have not increased from Dalton because it’s a very funny thing, it’s the heart of the carpet industry so there’s an awful lot of freight lanes, if you will, from Dalton to other parts of the country. We’re taking advantage of that. We also have a one-timer for example. We’re doing a couple of redundancies. I told you that we’re closing up here our warehouse. We’re also closing a facility in Calhoun, Georgia which is near Dalton and we’re consolidating that facility in our new facility. There’s some one-time charges in there too. But our freight gas will be moderated as we put trucks together and do a little bit better with both Capital and Q.E.P. customers. One of the problems that we’ve had in growth is that this new product category for us, have pulled our growth margin down, that was Cork. That’s C-O-R-K. Not C-A-U-L K. Cork is an underlayment that goes under the floor that fits into our other underlaying business of harmony which we mentioned before. Harmony is now all over Canada. Leonard put that in there. It’s a best seller. We have to get the stuff to Canada to get to our Home Depot customers there. But the cork business, we got into it very, very rapidly. We’re now importing it direct from Portugal but we had to use third parties to get it here and the cork is very heavy and it goes through the transit facilities to our major customers. We now have a handle on that and that’s going to be a big business for us because any time you build a condominium you want sound proofing. That’s a new business that will add to our overall flooring business. That was an unexpected business we took advantage of and there was a margin pull on that but certainly a freight pull. But now, Evan, we have our hands around it. But that’s good story. Do it anytime. I hope that that answered some of the questions.

Mr. Pendis:	Thanks a lot.

Mr. Gould:	Thank you.

Operator:	Thank you. Our next question is coming from Alan Webber with Favodian Company. Please go ahead.

Mr. Webber:	Good morning.

Gentleman:	Good morning Alan.

Mr. Webber:	Hi. One of the questions you know, of course, when you talk about growth profit margins and when you look back to 03, 04 growth profit margins were like 34%, and just wondering given the, you know, changes in products towards adhesives and like that, is that realistic that you can reach those long-term. I’m not talking about next year, just, where do you think kind of you can go to a longer term and in growth profit margins with the change of products.

Mr. Gould:	First of all, the business changed. The business model. Tools are historically a very high profit margin for us going in before rebates and everything else. Tools are a significant number. There are north of 40% and we don’t break it down normally, but if we were only in the tool business, the tool business simply does not grow. The tools last. They’re a quality tool. And we’d be a smaller company. The adhesives are used again and again and again because they’re used to remodel. They’re also used in new construction. But traditionally adhesives in the business, if you’re a chemical company. Some chemical companies if you make specialty adhesives, the margins are longer. But we’re growing this side of the business because the dollars are larger. It gives you more floor space. It adds value to the Roberts and Capital lines because you are a complete supplier and what happens is in the glue business as any business, you sell up from an entry level product to a more sophisticated product. One of the things that caused our gross margin to go up from July and August and in September we’ll know very shortly, but my gut feeling is that I’m optimistic that September helped, we changed the product to a higher margin product, a better product that everyone is buying and we haven’t been selling a lot of the lower edge products. Our margin that we’re reporting now is in the 30% area. We would like the other 4%. It’ll come hopefully over a longer period of time. But we’re not satisfied with the margin we have now. I think number one overseas helped us tremendously. We’re taking hold in Mexico as this major chain rolls its stores out and the dollars are going to be larger. Number two, because we will be in China shortly, I’m anticipating that over a longer period of time, not a shorter period of time, this will be cost associated. With that, that we’ll be able either to buy better, do better in China, consolidate better, save on the freight side. That’s going to help tremendously. I’m also optimistic that the cost increases have moderated, you know, because I don’t think that oil sustainable for the country and this is my own personal opinion at that point, and also, I think at the end of the day, price increases will continue as we get price increases on our new items as we introduce them. But also we’re looking at getting into other lines of endeavor that are incentives to the company whether its cork, we can buy it from the third party now buying it directly from Portugal, etc. So I’m satisfied with the margin to be, silly to tell you we are, but July was the worst month we had. We’re looking now to continue to push those up for the reasons that I said above.

Mr. Webber:	So I understand. I appreciate the answer. Now we understand that, you know, some of what you had several years ago by nature was higher margin, but actually, longer term, you’re still somewhat optimistic that you can, you know, get back to the margins, you know, growth margins that you previously had?

Mr. Gould:	I would love to say yes and with a safe harbor just go onto the next question, but we’re working at it everyday and when I say everyday seriously, we want the margins to go up. The mix has changed because our glue business is taking off on us in historically lower margin items, so you have a blend that goes in there if you will. But we’re pushing everyday and I feel optimistic this year the margins are going to continue to go up. Will they ever get to 34 1/2% again? We’re gonna really try. No question about it. I’d like to see them even higher than that.

Mr. Webber:	Okay. And just unrelated, the Sarbanes kind of stocks compliance, when do you start to incur additional expenses and where does that stand for Q.E.P.?

Mr. Gould:	Two answers. Number one it’s been put off another year. Our Board of Directors have said we should concentrate on our own internal business. Make it better. We’ve put some money into being more compliant. It’s a good way to do business generally. So, because of this other year, we’re taking a breather. I do want to give you just one other answer that if you look at our numbers, one thing that should be a key indicator for yourself and the others is that the absolute gross margin dollars increased and although the margin percentage has not increased, you look at the gross margin dollars as the company gets larger, that’s going to have a very beneficial effect on us and make you smile. But for Sarbanes-Oxley, we’ve got another year. No particular rush. We’re looking at it carefully. We’re in the planning stage to do it. But there’s no effect on us except incremental effect at the present time.

Mr. Webber:	Any estimate of what you think it might cost the year out or so?

Mr. Gould:	It’s a good question. I’m afraid to throw a number out without backing it up. But I can tell you, we’re taking steps internally to mitigate any of the cost to be in compliance in the future. We’re aware of it. We’ve been with the same guys, Grant Thornton, I think for 18 years now and they’ve told us to work on a whole bunch of aspects of it so to mitigate it in the future. I don’t know the number. The exact number.

Marc:	Now we’ll also see how the law evolves for smaller companies like ourselves. Whether there’s any changes, fundamental requirements and so forth. But we’ve delayed the real portion as Lewis said for another period of time now.

Mr. Webber:	Okay. Great! Thank you very much.

Mr. Gould:	Thanks Alan.

Operator:	Thank you Alan. Our next question is coming from Dan Knowles with Lincoln Assets. Please go ahead.

Mr. Knowles:	Good morning guys.

Mr. Gould:	Good morning Dan.

Mr. Knowles:	Could you tell us how much the internal sales increase was excluding acquisitions?

Mr. Gould:	Hold on. We’ll get you a number. The organic growth.

Marc:	I’m sorry what was the question?

Mr. Knowles:	Sales increase, ex-acquisitions.

Marc:	I already disclosed that in the press release.

Mr. Knowles:	It says, it’s a little vague, it says flooring adhesives including acquired operations increase by $.3 million.

Marc:	Right. We’ve combined our businesses with Capital like Q.E.P. and its difficult for us to separate out what represented Capital as Lewis pointed out in the future of the product. It stated that he estimated that Capital used to do about $800,000 a month. So it’s essentially, you know, you have a full quarter in here. That would be $2.4 million of the increase.

Mr. Knowles:	Don’t you have to be a little more specific in the queue?

Marc:	I think this is how we are protecting it in the queue.

Mr. Knowles:	Okay. And I’m a little confused, Lou, on the total adhesive business. On the last call you said it’s a $40 million business. I assume that was a round number that you intended, but it is, I interpreted glue and adhesive to be pretty much synonymous as you described it?

Mr. Gould:	That’s correct.

Mr. Knowles:	Okay. So now you’re reporting $9.2 million for the half in adhesives. So what am I missing there? And how do you get to 40 from?

Marc:	That’s the growth Dan. That’s not what we reported.

Mr. Knowles:	The sales of flooring adhesive represented $5.3 million in the quarter and $9.2 million in the half.

Marc:	Of the growth.

Mr. Knowles:	Alright. The release didn’t say that.

Marc:	Our sales of flooring and adhesives including $5.3 million for fiscal and.

Mr. Knowles:	Oh, I’m sorry it is in the, yeah, the last word in the sentence. Okay.

Mr. Gould:	Wow!

Mr. Knowles:	Okay. I’m sorry it’s my mistake.

Mr. Gould:	No mistakes. We all got worried.

Mr. Knowles:	And one more question Lou. On your comment about the new COO. I heard Stanley Tools and Applica in the same sentence. Could you just clarify where he’s coming from?

Mr. Gould:	Yes. He didn’t want me to disclose that. He comes right now from another manufacturer that makes baby seats. That’s his current position right now that he’s leaving. He has to tell the folks today, so I don’t want to preempt him. But he was a Product and Engineer Manager at Stanley Tools at Applica. He was a COO, if you will. He’s lived in China. I’m sorry, he’s worked in China for some time. Heavy manufacturing, operations, IT experience. The next level for us.

Mr. Knowles:	Okay. And when do you expect to announce that?

Mr. Gould:	October 27th. Monday, he’ll be working here. Two weeks.

Mr. Knowles:	Okay thanks very much.

Mr. Gould:	Thank you Dan.

Operator:	Thank you. Our next question is coming from Jaime Willan with Willan Management.

Mr. Willan:	Fellas as you go into take over the adhesives category and you have to pay to take the existing supplier out, do you record as a one-time hit or is it mixed in with an annual promotion cost and uh, is the cost of obtaining this business any more or less than it would be than obtaining your basic business and could you tell us who you were replacing in most instances?

Mr. Gould:	Wow. That’s a good questions. Generally, I mean as a general rule when we replace a particular vendor, we buy back his inventory, put our inventory in. So you have the cost of the, his product, you have the cost of the freight back and his inventory may or may not be sellable, but depending on when it happens, it’s usually expensive to court. The gentleman or the company that we have replaced is a company called Henry. WW Henry Company and they’re owned by another company located in Pennsylvania. Regarding the annual cost, the annual costs are not reflected. There’s nothing special. The annual cost, the annual hooking up to a transfusion machine.

Mr. Willan:	How much of a one-time hit will you incur in this instance?

Mr. Gould:	Uh. We did just this other region. Let me get you a number.

Marc:	We, we don’t generally, because we do a lot of this on a regular type basis, we don’t generally disclose the details of all that stuff. They’re not, they’re recurring costs and they’re not tremendously. They’re not really significant.

Mr. Willan:	And lastly on adhesives. Which major chains are you now in adhesives? And which did you just pick up?

Mr. Gould:	It’s very difficult for me to publicly say that because the chains historically have a jealously factor between themselves. That’s number one. Number two, we just completed a line review in the last week with one of the major chains showing the glues and adhesives and it wouldn’t be prudent of me to say which to what right now, but I’ll be happy to give you the information over the phone as soon as we get the final word from any of these folks.

Mr. Willan:	And lastly in this regard. Why is your product and program better and how did you secure? On what basis did you secure the business?

Mr. Gould:	Our principals and strategy have always been the same. To be a one stop shop, if you will, that we’re synonymous with the word flooring. Our walls and floors are what we claim to be. So the more product that we have available is number one. It’s good for the vendor. Number two, we’re on both sides of the fence. That the professional in distributions, sees the Roberts name, if you will, and that name is a real solid gold trademark name and many of the chains want to have a professional product in the store that’s also available on the pro side. So we’re getting it on both sides. There is a pull through effect on it. But also the Roberts company has been around since 1935 and they’ve been a prime, a premium manufacturer of tools and adhesives. People recognize the brand name.

Mr. Willan:	To follow-up to that. Is your product any better than that competitor? And that competitor is obviously part of the well recognized brand within the flooring industry as well.

Mr. Gould:	That’s correct. Well, if you’re asking me on a personal level. I think we make the best stuff in the whole world. On a technical level, I don’t want a lawsuit. I don’t know.

Mr. Willan:	Okay. As far as your strategy, they want one vendor. The other vendor is also going to be in the same customer you’re selling to. It’s not like you’re replacing a guy up north.

Mr. Gould:	In many cases we have dominance in the markets that we sell. And we’re always anxious to get in more markets. I believe we have the majority of the business now and we’re looking to get more business.

Mr. Willan:	Outstanding. Thanks fellas.

Operator:	Once again if you would like to ask questions please press star one on your telephone keypad at this time. There appears to be no further questions so I will turn the floor back over to you for any further closing remarks.

Mr. Gould:	Okay. We want to thank everybody for joining us on the conference call. Wishing everybody who it affects a happy and healthy New Year. Thank you for the support. We’re gonna continue to work as hard as we can and continue to improve the operation in all areas and we just want to say thank you for sticking with us. It certainly is appreciated. Any last minute questions? Okay. Thank you operator. Can you put Stan on the line?

Operator:	This does conclude today’s teleconference. You may disconnect your lines at this time and have a wonderful day. One moment as I transfer.

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